Exhibit 10.9

PPG INDUSTRIES, INC.

MANAGEMENT AWARD PLAN

Effective: March 16, 1988

As Amended 1/1/96; 2/13/98; 1/1/99

As Further Amended April 20, 2006

Table of Contents

Section I	Definitions	1

Section II	Eligibility & Awards	2

Section III	Specific Provisions Related to Benefits	3

Section IV	Administration & Claims	4

Section V	Amendment & Termination	6

Section VI	Miscellaneous	6

Section VII	Change in Control	8

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INTRODUCTION

This PPG Industries, Inc. Management Award Plan (this “Plan”) is an amendment and restatement of the PPG Industries, Inc. Management Award and Deferred Income Plan, originally effective March 16, 1988, as previously amended and in effect on April 19, 2006 (the “Prior Plan”). This amended and restated Plan applies to Awards that become vested or are paid on or after January 1, 2005. All such Awards shall be paid in accordance with the terms of this amended and restated Plan. The Prior Plan applies to all Awards that were earned and paid prior to January 1, 2005. This amendment and restatement of the Plan is made on April 20, 2006 and is effective as of January 1, 2005.

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SECTION I - DEFINITIONS

1.01	Administrator means an officer or officers of the Company appointed by the Committee, and any person(s) designated by such Administrator to assist in the administration of the Plan.

1.02	Award means a grant of incentive compensation hereunder.

1.03	Board means the Board of Directors of PPG Industries, Inc.

1.04	Code means the Internal Revenue Code of 1986, as amended.

1.05	Committee means the Compensation and Employee Benefits Committee of the Company (or any successor thereto).

1.06	Company or PPG means PPG Industries, Inc.

1.07	Corporation means PPG and any Subsidiary designated by the Committee as eligible to participate in the Plan, and which, by proper authorization of the Board of Directors or other governing body of such Subsidiary, elects to participate in the Plan.

1.08	Disability means any long-term disability. The Administrator, in his complete and sole discretion, shall determine a Participant’s Disability; provided, however, that a Participant who is approved to receive Long-Term Disability benefits pursuant to the PPG Industries, Inc. Long-Term Disability Plan shall be considered to have a Disability. The Administrator may require that a Participant submit to an examination from time to time, but no more often than annually, at the expense of the Company, by a competent physician or medical clinic, selected by the Administrator, to confirm Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

1.09	Employee means any full-time, or permanent part-time employee (including any officer) of the Corporation.

1.10	Participant means an Employee who is approved by the Committee to participate in the Plan. Participants shall be limited to a select group of management or highly compensated employees as determined by the Committee from time to time that are nominated to participate in the Plan by their respective supervisors based on significant contributions to unit, group or department goals and that are not participants in the PPG Industries, Inc. Incentive Compensation Plan for Key Employees (as amended from time to time or any successor thereto).

1.11	Plan Year means each calendar year.

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1.12	Subsidiary means any corporation of which fifty percent (50%) or more of the outstanding voting stock or voting power is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

SECTION II - ELIGIBILITY & AWARDS

2.01	Eligibility

(a)	A Participant whose employment is terminated prior to July 1 by reason of retirement or death, or who is transferred to a position which is not covered by the Plan prior to July 1 or who becomes eligible for benefits under the PPG Industries, Inc. Long-Term Disability Plan prior to July 1 shall not be entitled to any Award for such Plan Year.

(b)	A Participant whose employment is terminated on or after July 1 by reason of retirement or death, or who is transferred to a position which is not covered by the Plan on or after July 1 or who becomes eligible for benefits under the PPG Industries, Inc. Long-Term Disability Plan on or after July 1 may be entitled to a prorated Award for such Plan Year as determined by the Committee in its sole and absolute discretion.

(c)	A Participant whose employment is terminated during the Plan Year for reasons other than retirement or death will not be eligible to receive an Award for such Plan Year regardless of the date of such termination during such Plan Year.

(d)	Unless otherwise prohibited by applicable law, if the employment of a Participant terminates after the last day of a Plan Year and before the date on which payment of the Award for such Plan Year is to be made, the Committee may, in its sole and absolute discretion, determine that no Award shall be paid to such Participant for such Plan Year and, in such event, such Participant shall have no right to any payment with respect to such Award.

2.02	Awards

(a)	The Committee shall determine or approve:

(1)	The Participants;

(2)	For each Plan Year, the total amount of all Awards to all Participants;

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(3)	The amount of the Award to each Participant; and

(4)	The methodology for determining Award amounts.

(b)	The Committee may delegate to another person(s) the authority to determine:

(1)	The Participants; and

(2)	The amount of Awards to each Participant.

(c)	The Committee is under no obligation to make Awards to any particular individual or class of individuals and the grant of an Award to a Participant in any given Plan Year shall not entitle such Participant to a grant in any other Plan Year or to continued employment by the Corporation.

2.03	Payment of Awards

(a)	Awards to Participants will be made only in the form of cash.

(b)	Payment of Awards shall be made to Participants not later than March 15 of the Plan Year following the end of the Plan Year to which the Awards relate, except that a Participant may defer the date of payment of an Award pursuant to the terms of the PPG Industries, Inc. Deferred Compensation Plan, as amended from time to time or any successor thereto.

SECTION III - SPECIFIC PROVISIONS

RELATED TO BENEFITS

3.01	Nonassignability

Except as provided in Section 3.02, no person shall have any power to encumber, sell, alienate, or otherwise dispose of his/her interest under the Plan prior to actual payment to and receipt thereof by such person; nor shall the Administrator recognize any assignment in derogation of the foregoing. No interest hereunder of any person shall be subject to attachment, execution, garnishment or any other legal, equitable, or other process.

3.02	Limited Right to Assets of the Corporation

The amounts paid under the Plan shall be paid from the general funds of the Company, and the Participants shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

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3.03	Protective Provisions

The Participant shall cooperate with the Administrator by furnishing any and all information requested by the Administrator in order to facilitate the payment of amounts hereunder. If a Participant refuses to cooperate, he/she may be deemed ineligible to receive a distribution and/or ineligible to continue to actively participate in the Plan.

3.04	Withholding

The Participant shall make appropriate arrangements with the Administrator for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of amounts under the Plan. If no other arrangements are made, the Administrator may provide for such withholding and tax payments by any means he deems appropriate, in his sole discretion.

3.05	Forfeiture Provision

In the event the Committee becomes aware that a Participant is engaged or employed as a business owner, employee, or consultant in any activity which is in competition with any line of business of the Corporation, or has engaged in any activity otherwise determined to be detrimental to the Corporation, the Administrative Subcommittee may terminate such Participant’s participation in the Plan and apply any diminution or forfeiture of amounts which is specifically approved by the Administrative Subcommittee.

For purposes of this Section 3.05, the Administrative Subcommittee shall consist of the senior human resources officer of the Corporation, the employee responsible for the compensation function of the Corporation and a representative of the Law Department, as appointed by the General Counsel of PPG, or, if not so appointed, the General Counsel of PPG. The Administrative Subcommittee shall report all of its activities to the Committee.

SECTION IV - ADMINISTRATION & CLAIMS

4.01	Administration

(a)	The Committee, for purposes of administering the Plan, shall meet and act as necessary to determine or approve for each Plan Year, the total amount of Awards to all Participants and the amount of Awards to Participants as the Committee deems appropriate.

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(b)	Except as otherwise provided herein, the Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms and shall have the complete authority to:

(1)	Determine eligibility for benefits;

(2)	Construe the terms of the Plan; and

(3)	Control and manage the operation of the Plan.

(c)	Except as otherwise provided herein, the Administrator shall have the authority to establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Administrator as to any disputed question shall be conclusive.

(d)	The Administrator may employ counsel and other agents and may procure such clerical, accounting and other services as the Administrator may require in carrying out the provisions of the Plan.

(e)	The Administrator shall not receive any compensation from the Plan for his services.

(f)	The Corporation shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the Administrator’s service as such, excepting only expenses and liabilities arising from the Administrator’s own gross negligence or willful misconduct, as determined by the Committee.

4.02	Claims

(a)	Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally and physically competent and of age. If the Administrator determines that such person is mentally or physically incompetent or is a minor, payment shall be made to the legally appointed guardian, conservator, or other person who has been appointed by a court of competent jurisdiction to care for the estate of such person, provided that proper proof of such appointment is furnished in a form and manner suitable to the Administrator. Any payment made under the provisions of this paragraph 4.02(a) shall be a complete discharge of any liability therefore under the Plan. The Administrator shall not be required to see to the proper application of any such payment.

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(b)	A Participant may not bring a claim for benefits in a court of law unless and until such Participant has made a claim for benefits with the Administrator, in accordance with procedures as the Administrator shall determine from time to time, and, if such claim is denied, filed a request for a review of such denial with the Administrator, and such review is denied. The Participant or his authorized representative shall be afforded a reasonable opportunity for full and fair review by the Administrator of the decision denying his or her claim for benefits.

SECTION V- AMENDMENT AND TERMINATION

5.01	Amendment of the Plan

The Committee may amend the Plan, in whole or in part, at any time.

5.02	Termination of the Plan

The Committee may terminate the Plan at any time.

5.03	Company Action.

The Company’s power to amend or terminate the Plan shall be exercisable by the Committee, or by any individual authorized by the Committee to exercise such powers.

SECTION VI - MISCELLANEOUS

6.01	Successors of the Company

The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

6.02	Trust

The Company shall be responsible for the payment of all amounts under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of amounts under the Plan. Such trust(s) may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. Amounts paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

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6.03	Employment Not Guaranteed

Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Corporation.

6.04	Gender, Singular and Plural

All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) requires. As the context may require, the singular may be read as the plural and the plural as the singular.

6.05	Headings

The headings of the Sections, subsections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

6.06	Validity

If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect, the validity of any other provision(s) of the Plan.

6.07	Waiver of Breach

The waiver by the Company of any breach of any provision of the Plan by a Participant or a Participant’s beneficiary shall not operate or be construed as a waiver of any subsequent breach.

6.08	Applicable Law

The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.09	Notice

Any notice required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and either hand-delivered, or sent by first class mail to the principal office of the Company at One PPG Place, Pittsburgh, PA 15272, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery.

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SECTION VII - CHANGE IN CONTROL

7.01	Change in Control

(a)	Upon, or in reasonable anticipation of, a Change in Control (as defined in section 7.02):

(1)	Awards shall be made for the Plan Year during which the Change in Control occurs, and then paid immediately to a trustee on such terms as the senior human resources officer of the Corporation and the senior finance officer of the Corporation, or either of them, or their successors, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) in order to cause the Awards so paid to be paid not later than March 15 following the end of the Plan Year to which the Awards relate.

(2)	The amount of the Award payable to each Participant shall be:

if the Change in Control occurs during the first six months of the Plan Year, one-half of the greater of (i) the target Award for such Plan Year or (ii) the actual Award payable for such Plan Year, based upon the methodology established by the Committee with respect to such Award; or

if the Change in Control occurs during the second six months of the Plan Year, the greater of (i) the target Award for such Plan Year or (ii) the actual Award payable for such Plan Year, based upon the methodology established by the Committee with respect to such Award.

(b)	Notwithstanding any other provision of this section, if an Award actually payable for such Plan Year (based upon the methodology established by the Committee with respect to such Award) is greater than the Award made pursuant to this section, the Participant shall be entitled to the greater of the two amounts.

7.02	Definition: Change in Control

“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership

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(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then issued and outstanding shares of the Company’s voting common stock (“Outstanding Common Stock”) or (ii) the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (“Outstanding Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 7.02.

(b)	Individuals who, as of April 20, 2006 (the “Reference Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Reference Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c)	Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i)	All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

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(ii)	No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(iii)	At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action taken by the Incumbent Board approving such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e)	A majority of the Incumbent Board otherwise determines that a Change in Control shall have occurred.

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